Exhibit 99.1

REALNETWORKS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2010 RESULTS

SEATTLE – Feb. 10, 2011 – RealNetworks, Inc. (Nasdaq: RNWK) today announced results for the fourth quarter and fiscal year ended Dec. 31, 2010.

Quarterly Highlights:

•	Revenue of $97.8 million

•	Net income of $1.2 million or $0.01 per share

•	Adjusted EBITDA of $13.3 million

Full Year Highlights:

•	Revenue of $401.7 million

•	Net income attributable to common shareholders of $3.0 million or $0.05 per share

•	Adjusted EBITDA of $25.3 million

•	Cash and short term investments of $334.3 million as of Dec. 31, 2010

“These results demonstrate the hard work and discipline managers and employees have exercised over the past year in transforming RealNetworks,” said Bob Kimball, CEO of Real. “In the fourth quarter, we generated positive operating cash flow, continued to reduce our operating expenses, and increased adjusted EBITDA both sequentially and year-over-year.

“Earlier this week, we took the final major step to restructure RealNetworks,” Mr. Kimball added. “We believe we have created a stable and efficient base upon which we can build for growth. We expect to utilize our strong consumer and mobile carrier distribution channels and innovative technologies and services to play a leading role in improving how people use and enjoy their digital media.”

Fourth Quarter Results

For the fourth quarter of 2010, revenue from Real’s Core Products, Emerging Products and Games businesses was $97.8 million, a sequential increase of 13% from the third quarter, and a decrease of 9% compared with the fourth quarter of 2009. Revenue from Real’s music business was $37.6 million in the fourth quarter of 2009, and total revenue, including music, in the fourth quarter of 2009 was $145.5 million. Beginning in the second quarter of 2010, revenue and other operating results of Real’s music business from its Rhapsody joint venture are not consolidated in Real’s financial statements as a result of the restructuring of Rhapsody completed on March 31, 2010. Foreign currency exchange rate fluctuations negatively affected 2010 fourth quarter revenue by approximately $1.9 million compared with the year-ago quarter. Revenue trends in each of Real’s businesses in the fourth quarter of 2010 compared with the year-earlier quarter were: a 4% decrease in Emerging Products revenue to $12.6 million, a 10% decrease in Core Products revenue to $58.0 million, and an 11% decrease in Games revenue to $27.2 million.

Net income for the fourth quarter of 2010 was $1.2 million, or $0.01 per share, compared with net loss attributable to common shareholders of $(17.8) million, or $(0.14) per share, in the fourth quarter of 2009. Adjusted EBITDA for the fourth quarter of 2010 was $13.3 million, compared with $8.5 million for the fourth quarter of 2009. A reconciliation of GAAP operating income (loss) to adjusted EBITDA is provided in the financial tables that accompany this release.

Gross margin in the fourth quarter rose to 63%, compared with 61% for the fourth quarter a year earlier, primarily due to the deconsolidation of the lower-margin Rhapsody music business beginning in the second quarter of 2010.

As of Dec. 31, 2010, Real had $334.3 million in unrestricted cash, cash equivalents and short-term investments compared with $329.2 million at Sept. 30, 2010, and $384.9 million at Dec. 31, 2009. In addition, Real had $51.0 million in restricted cash and equity investments, including its equity interest in the Rhapsody joint venture, at the end of the year.

Segment Operating Results

	2010		2009	Sequential Change	Yr/Yr Change
	Q4	Q3	Q4
	(in thousands)
Revenue
Core Products	$58,030	$51,870	$64,154	12%	-10%
Emerging Products	12,558	8,778	13,014	43%	-4%
Games	27,229	25,784	30,736	6%	-11%
Corporate	—	—	—

Total excluding Music	97,817	86,432	107,904	13%	-9%
Music	—	—	37,598		NM

Total	$97,817	$86,432	$145,502	13%	-33%

Operating Income (loss)
Core Products	$12,500	$9,868	$20,257	27%	-38%
Emerging Products	4,020	1,643	2,483	145%	62%
Games	1,788	2,413	(910)	-26%	-296%
Corporate	(12,329)	(18,074)	(32,880)	-32%	-63%

Total excluding Music	5,979	(4,150)	(11,050)	-244%	-154%
Music	—	—	(10,500)		NM

Total	$5,979	$(4,150)	$(21,550)	-244%	-128%

Adjusted EBITDA
Core Products	$15,523	$13,309	$24,332	17%	-36%
Emerging Products	4,109	1,771	2,579	132%	59%
Games	2,452	2,885	1,063	-15%	131%
Corporate	(8,811)	(12,265)	(23,837)	-28%	-63%

Total excluding Music	13,273	5,700	4,137	133%	221%
Music	—	—	4,388		NM

Total	$13,273	$5,700	$8,525	133%	56%

Full Year Results

For 2010, revenue from Real’s Core Products, Emerging Products and Games businesses was $366.0 million, a decrease of 9% compared with $401.4 million for 2009. Revenue from Real’s music business was $35.7 million in 2010, all in the first quarter, and $160.9 million for four quarters in 2009. Total revenue in 2010 was $401.7 million and total revenue for 2009 was $562.3 million. Of the $160.5 million decline, $125.1 million was due to the separation of the Rhapsody music business at the end of the first quarter in 2010. Foreign currency exchange rate fluctuations positively affected 2010 revenue by approximately $1.1 million compared with 2009. Revenue trends in each of Real’s businesses for the full year 2010 compared with 2009 were: an 8% decrease in Emerging Products revenue to $41.8 million, a 9% decrease in Core Products revenue to $212.8 million, and a 9% decrease in Games revenue to $111.4 million.

Net income attributable to common shareholders for the year was $3.0 million, or $0.05 per share, compared with a net loss attributable to common shareholders of $(216.8) million, or $(1.64) per share, in 2009. Net income for the most recent year included restructuring charges totaling $(19.8) million, an income tax benefit of $36.5 million resulting primarily from a third-quarter $30 million cash refund from the IRS and a gain on deconsolidation of Rhapsody of $10.9 million. The net loss in 2009 included impairments of $(175.6) million and restructuring charges of $(4.0) million.

In 2010, adjusted EBITDA was $25.3 million compared with $36.5 million in 2009. A reconciliation of GAAP operating income (loss) to adjusted EBITDA is provided in the financial tables that accompany this release.

Real’s reported net income (loss) for the periods presented are based in part upon Real’s share of Rhapsody’s preliminary net loss, which remains subject to finalization. These amounts could change if the final amount of Rhapsody’s net income or loss differs from the preliminary net loss. Changes to these amounts, if any, will not impact Real’s cash position or the adjusted EBITDA results reported in this release.

Business Outlook

For the first quarter of 2011, Real expects aggregate revenue from its Core Products, Emerging Products and Games segments to decline by up to 17% sequentially, consistent with the declines in last year’s first quarter compared with the fourth quarter of 2009, and to decline by up to 13% year-over-year. As a result of the decline in revenue, Real also expects adjusted EBITDA for the quarter to be less than the first quarter of last year.

Real’s outlook for the year anticipates seasonality in revenue and adjusted EBITDA, which typically declines from the fourth quarter to the first quarter, and increases through the year. Real has generated more than 70% of its annual adjusted EBITDA in the second half of the year in each of the past two years. Real expects to see similar seasonal patterns for both revenue and adjusted EBITDA in 2011.

For the full year, Real anticipates a small decline in revenue compared with 2010, excluding Music, due primarily to the elimination or de-emphasis of products and services that generate low-profit or unprofitable revenue. Excluding the revenue from these products and services, Real expects 2011 revenue to be essentially flat compared with 2010, excluding Music. Real expects 2011 adjusted EBITDA and adjusted EBITDA margin to increase over 2010 due in large part to the restructuring, which has lowered the company’s overall cost structure.

The foregoing forward-looking statements reflect Real’s expectations as of Feb. 10, 2011. It is not Real’s general practice to update these forward-looking statements until its next quarterly results announcement.

Webcast and Conference Call Information

The company will host an audio Webcast conference call to review results and discuss the company’s operations for the fourth quarter at 5:00 p.m. ET on Feb. 10. The Webcast will be available at: http://investor.realnetworks.com

Webcast participants will need RealPlayer® to hear the webcast, which can be downloaded at www.real.com.

The on-demand Webcast will be available beginning approximately two hours following the conclusion of the live Webcast.

Conference Call Details

5:00 p.m. ET / 2:00 p.m. PT

Dial in:

800-857-5305 Domestic

773-681-5857 International

Passcode: Fourth Quarter Earnings

Leader: Bob Kimball

Telephonic replay will be available until 8:00 p.m. ET, Feb. 24, 2011.

Replay dial in: 800-216-4453 Domestic

402-220-3881 International

For More Information:

Marj Charlier, RealNetworks, 206-892-6718 or mcharlier@real.com

Elizabeth Pheasant, RealNetworks, 206-674-2330 or epheasant@real.com

Press Only:

Sally Julien, RealNetworks, 206-399-1419 or sally@sallyjulien.com

About RealNetworks:

Real creates innovative applications and services that make it easy to connect with and enjoy digital media. Real invented the streaming media category in 1995 and continues to connect consumers with their digital media both directly and through partners, aiming to support every network, device, media type and social network. Real’s corporate information is located at http://www.realnetworks.com/about-us

About Non-GAAP Financial Measures

To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA by reporting segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP operating income (loss) to adjusted EBITDA and to adjusted EBITDA by reporting segment.

The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the fourth quarter earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to Real’s current expectations for future revenue, adjusted EBITDA, future growth, the completion of Real’s restructuring activities and Real’s future role as a provider of digital media services. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: fluctuations in foreign currencies; Real’s ability to realize operating efficiencies, growth and other benefits from the implementation of its strategic initiatives; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on Real’s business, prospects, financial condition or results of operations; risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; and changes in Real’s effective tax rate. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

RealNetworks, RealPlayer and GameHouse are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
	(in thousands, except per share data)
Net revenue	$97,817	$145,502	$401,733	$562,264

Cost of revenue	35,705	56,821	144,723	222,142

Gross profit	62,112	88,681	257,010	340,122

Operating expenses:
Research and development	19,180	32,541	100,955	119,448
Sales and marketing	27,013	40,325	118,543	165,856
Advertising with related party (A)	—	11,063	1,065	33,292
General and administrative	9,066	23,956	51,217	79,164
Impairment of goodwill	—	—	—	175,583
Restructuring and other charges	874	2,346	12,361	4,017
Loss on excess office facilities	—	—	7,396	—

Total operating expenses	56,133	110,231	291,537	577,360

Operating income (loss)	5,979	(21,550)	(34,527)	(237,238)

Other income (expenses):
Interest income, net	412	779	2,417	3,969
Equity in net loss of Rhapsody and other equity method investments (B)	(4,595)	(116)	(16,164)	(1,313)
Gain (loss) on sale of equity investments, net	41	(121)	(9)	688
Impairment of equity investments	—	(5,020)	—	(5,020)
Gain on deconsolidation of Rhapsody	—	—	10,929	—
Other income (expense), net	144	(312)	1,031	(794)

Total other income (expense), net	(3,998)	(4,790)	(1,796)	(2,470)

Income (loss) before income taxes	1,981	(26,340)	(36,323)	(239,708)
Income tax (expense) benefit	(787)	124	36,451	(3,321)

Net income (loss)	1,194	(26,216)	128	(243,029)
Net loss attributable to the noncontrolling interest in Rhapsody (C)	—	8,397	2,910	26,265

Net income (loss) attributable to common shareholders	$1,194	$(17,819)	$3,038	$(216,764)

Basic net income (loss) per share available to common shareholders	$0.01	$(0.14)	$0.05	$(1.64)

Diluted net income (loss) per share available to common shareholders	$0.01	$(0.14)	$0.05	$(1.64)

Shares used to compute basic net income (loss) per share available to common shareholders	135,853	134,844	135,577	134,612
Shares used to compute diluted net income (loss) per share available to common shareholders	136,133	134,844	136,053	134,612

(A)	Consists of advertising purchased by Rhapsody from MTV Networks (MTVN). MTVN had a 49% ownership interest in Rhapsody prior to the restructuring transactions that occurred on March 31, 2010. See note (B) for more details regarding the restructuring and the related deconsolidation.
(B)	On March 31, 2010, we completed the restructuring of Rhapsody which resulted in our ownership decreasing to approximately 47% of the outstanding equity in Rhapsody and no longer having operating control. Since the restructuring was completed on the last day of the quarter ended March 31, 2010, our statement of operations for the first quarter includes results from Rhapsody’s operations. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in “Other income.”
(C)	Noncontrolling interest in Rhapsody reflects MTVN’s 49% ownership share in the losses of Rhapsody prior to the restructuring transactions that occurred on March 31, 2010.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31, 2010	December 31, 2009
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$236,018	$277,030
Short-term investments	98,303	107,870
Trade accounts receivable, net	48,324	60,937
Deferred costs, current portion	9,173	5,192
Related party receivable - Rhapsody (A)	1,139	—
Prepaid expenses and other current assets	32,040	30,624

Total current assets	424,997	481,653

Equipment, software, and leasehold improvements, at cost:
Equipment and software	144,623	151,951
Leasehold improvements	25,367	31,041

Total equipment, software, and leasehold improvements	169,990	182,992
Less accumulated depreciation and amortization	126,619	125,878

Net equipment, software, and leasehold improvements	43,371	57,114
Restricted cash equivalents and investments	10,000	13,700
Equity investments	41,027	19,553
Other assets	3,316	4,030
Deferred costs, non-current portion	18,401	10,182
Deferred tax assets, net, non-current portion	12,805	10,001
Other intangible assets, net	6,952	10,650
Goodwill	4,960	—

Total assets	$565,829	$606,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,012	$32,703
Accrued and other liabilities	85,702	124,934
Deferred revenue, current portion	19,036	31,374
Related party payable - Rhapsody (B)	788	—
Related party payable - MTVN (C)	—	11,216
Accrued loss on excess office facilities, current portion	1,144	3,228

Total current liabilities	138,682	203,455

Deferred revenue, non-current portion	460	1,933
Accrued loss on excess office facilities, non-current portion	3,380	—
Deferred rent	3,514	4,464
Deferred tax liabilities, net, non-current portion	1,049	961
Other long-term liabilities	7,999	13,006

Total liabilities	155,084	223,819

Noncontrolling interest in Rhapsody (D)	—	7,253

Shareholders’ equity	410,745	375,811

Total liabilities and shareholders’ equity	$565,829	$606,883

(A)	Related party receivable reflects amounts Rhapsody International, formed on March 31, 2010, owes RealNetworks.
(B)	Related party payable reflects amounts owed to Rhapsody International, formed on March 31, 2010.
(C)	Related party payable reflects amounts owed by Rhapsody to MTVN in periods prior to the restructuring and related deconsolidation that was completed on March 31, 2010.
(D)	Noncontrolling interest in Rhapsody reflects MTVN’s 49% ownership interest in the net assets of Rhapsody at December 31, 2009. Due to the restructuring transactions which occurred on March 31, 2010, Rhapsody’s balance sheet is no longer included within RealNetworks consolidated financial statements.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Years Ended December 31,
	2010	2009
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$128	$(243,029)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	23,401	31,454
Stock-based compensation	12,203	21,460
Loss on disposal of equipment, software, and leasehold improvements	(41)	502
Equity in net loss of Rhapsody and other investments	16,164	1,313
Loss (gain) on sale of equity investment, net	9	(688)
Gain on deconsolidation of Rhapsody	(10,929)	—
Excess tax benefit from stock option exercises	(48)	(15)
Impairment of goodwill	—	175,583
Impairment of equity investments	—	5,020
Accrued restructuring and other charges	652	(2,773)
Accrued loss on excess office facilities	5,670	—
Deferred income taxes, net	622	4,255
Other	451	48
Net change in certain operating assets and liabilities, net of acquisitions and disposals	(79,404)	(2,434)

Net cash used in operating activities	(31,122)	(9,304)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(12,904)	(16,807)
Purchases of short-term investments	(116,831)	(143,273)
Proceeds from sales and maturities of short-term investments	126,398	173,169
Proceeds from the sales of equity investments	—	1,014
Purchases of equity investments	—	(2,000)
Payment of acquisition costs, net of cash acquired	(5,806)	(3,324)
Sale of Exomi, net of cash received	49	—
Payment in connection with the restructuring of Rhapsody	(18,000)	—
Repayment of temporary funding on deconsolidation of Rhapsody	5,869	—
Decrease in restricted cash equivalents and investments, net	3,700	1,042

Net cash (used in) provided by investing activities	(17,525)	9,821

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	2,678	1,455
Payments received on MTVN note	1,213	33,022
Capital contribution to Rhapsody from MTVN	—	5,000
Excess tax benefit from stock option exercises	48	15

Net cash provided by financing activities	3,939	39,492

Effect of exchange rate changes on cash and cash equivalents	3,696	4,053

Net (decrease) increase in cash and cash equivalents	(41,012)	44,062
Cash and cash equivalents, beginning of period	277,030	232,968

Cash and cash equivalents, end of period	$236,018	$277,030

RealNetworks, Inc. and Subsidiaries

Supplemental Financial Information

(Unaudited)

	2010				2009
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business:
Core Products (A)	$58,030	$51,870	$51,742	$51,203	$64,154	$58,173	$56,346	$54,692
Emerging Products (B)	12,558	8,778	8,997	11,428	13,014	13,835	9,153	9,205
Games (C)	27,229	25,784	28,145	30,236	30,736	29,491	29,774	32,823

Total net revenue excluding music	97,817	86,432	88,884	92,867	107,904	101,499	95,273	96,720
Music (D)	—	—	—	35,733	37,598	38,765	40,452	44,053

Total net revenue including music	$97,817	$86,432	$88,884	$128,600	$145,502	$140,264	$135,725	$140,773

Core Products Revenue by Product:
SaaS (E)	$35,656	$31,885	$32,388	$33,614	$39,399	$38,704	$35,517	$34,497
Systems Integrations / Professional Services (F)	4,388	953	998	367	5,040	818	3,228	1,088
Technology Licensing (G)	7,632	7,473	7,736	7,910	9,830	7,906	7,463	7,994
Consumer subscriptions (H)	10,354	11,559	10,620	9,312	9,885	10,745	10,138	11,113

Total Core Products net revenue	$58,030	$51,870	$51,742	$51,203	$64,154	$58,173	$56,346	$54,692

Net Revenue by Geography:
United States	$48,048	$46,874	$48,351	$84,550	$91,175	$95,758	$90,685	$96,666
Rest of world	49,769	39,558	40,533	44,050	54,327	44,506	45,040	44,107

Total net revenue	$97,817	$86,432	$88,884	$128,600	$145,502	$140,264	$135,725	$140,773

Product Metrics (subscribers and ICM presented as greater than):
Addressable subscribers of mobile operators under contract (I)	700,000	700,000	675,000	650,000	625,000	575,000	575,000	550,000
SaaS subscribers (J)	36,700	37,500	37,600	37,950	38,850	37,500	36,300	33,850
SaaS ARPU (in cents) (K)	$0.20	$0.16	$0.16	$0.16	$0.17	$0.19	$0.17	$0.17
ICM delivered in billions (L)	136	134	128	120	112	101	93	82
Consumer subscribers(M)	550	600	600	575	625	625	550	575

(A)	The Core Products segment primarily includes revenue from SaaS services, system integration and professional services to carriers and mobile handset companies, sales of technology licenses of our software products such as Helix for handsets, and consumer subscriptions such as SuperPass and our international radio subscription services.
(B)	The Emerging Products segment primarily includes revenue from RealPlayer and related products, such as revenue from distribution of third party software products, advertising on RealPlayer websites and sales of RealPlayerPlus software licenses to consumers.
(C)	The Games segment primarily includes revenue from sales of games licenses, online games subscription services, advertising on game sites and social network sites, games syndication services, microtransactions from online and social games and sales of mobile games.
(D)	On March 31, 2010, we completed the restructuring of Rhapsody, which resulted in our ownership decreasing to approximately 47% of the outstanding equity in Rhapsody, and our loss of operating control over Rhapsody. Beginning with the quarter ended June 30, 2010, Rhapsody’s revenue or other operating results are no longer consolidated within our financial statements and we are not recording any operating or other financial results for our Music segment. We now report our share of Rhapsody’s income or losses as “Equity in net loss of Rhapsody and other equity method investments” in Other Income (Expense).
(E)	Software as a Service (SaaS) revenue includes revenue from music on demand (MOD), video on demand (VOD), ringtones, ringback tones (RBT) and intercarrier messaging services provided to network service providers, who are largely mobile phone networks.
(F)	Systems Integration revenue includes professional services, other than those associated with software sales, provided to mobile carriers and handset manufacturers.
(G)	Technology Licensing includes revenue from sales of software and other intellectual property licenses such as Helix server licenses and Helix software licenses for handsets.
(H)	Consumer subscriptions includes revenue from SuperPass, as well as our international radio subscription services.
(I)	Total subscribers reported at the end of the quarter of mobile carriers that offer one or more of our SaaS services, other than intercarrier messaging services, to their customers.
(J)	Includes subscribers for our SaaS services which include RBT, MOD and VOD services, measured at the end of the quarter.
(K)	Monthly SaaS ARPU (Average Revenue Per User) is calculated by dividing (a) the total quarterly revenue from SaaS subscription services, including RBT, MOD, VOD, by (b) the number of SaaS subscribers at the end of the quarter, and dividing the resulting quotient by three.
(L)	The total number of intercarrier messages delivered across our messaging platform in the quarter.
(M)	Primarily includes subscribers to SuperPass and GamePass. We repurchased our international radio subscription services from Rhapsody as part of the restructuring that occurred on March 31, 2010, and as a result, subscribers to our international radio services are included beginning in the quarter ended June 30, 2010.

RealNetworks, Inc. and Subsidiaries

Segment Results of Operations

(Unaudited)

	2010		2009	2010	2009
	Q4	Q3	Q4	YTD	YTD
	(in thousands)
Core Products
Net revenue	$58,030	$51,870	$64,154	$212,845	$233,365
Cost of revenue	25,679	22,230	23,767	83,733	81,774

Gross profit	32,351	29,640	40,387	129,112	151,591
Gross margin	56%	57%	63%	61%	65%
Operating expenses:	19,851	19,772	20,130	86,217	138,502

Operating income (loss)	$12,500	$9,868	$20,257	$42,895	$13,089
Adjusted EBITDA	$15,523	$13,309	$24,332	$56,306	$79,935
Emerging Products
Net revenue	$12,558	$8,778	$13,014	$41,761	$45,207
Cost of revenue	1,179	1,076	1,664	7,123	6,884

Gross profit	11,379	7,702	11,350	34,638	38,323
Gross margin	91%	88%	87%	83%	85%
Operating expenses:	7,359	6,059	8,867	28,053	73,211

Operating income (loss)	$4,020	$1,643	$2,483	$6,585	$(34,888)
Adjusted EBITDA	$4,109	$1,771	$2,579	$7,157	$12,703
Games
Net revenue	$27,229	$25,784	$30,736	$111,394	$122,824
Cost of revenue	7,861	6,279	8,254	29,071	32,862

Gross profit	19,368	19,505	22,482	82,323	89,962
Gross margin	71%	76%	73%	74%	73%
Operating expenses:	17,580	17,092	23,392	78,275	127,908

Operating income (loss)	$1,788	$2,413	$(910)	$4,048	$(37,946)
Adjusted EBITDA	$2,452	$2,885	$1,063	$8,970	$7,772
Music
Net revenue	$—	$—	$37,598	$35,733	$160,868
Cost of revenue	—	—	22,614	21,864	98,322

Gross profit	—	—	14,984	13,869	62,546
Gross margin	N/A	N/A	40%	39%	39%
Operating expenses:	—	—	25,484	13,911	129,085

Operating income (loss)	$—	$—	$(10,500)	$(42)	$(66,539)
Adjusted EBITDA	$—	$—	$4,388	$4,214	$17,594
Corporate
Net revenue	$—	$—	$—	$—	$—
Cost of revenue	986	1,125	522	2,932	2,300

Gross profit	(986)	(1,125)	(522)	(2,932)	(2,300)
Gross margin	N/A	N/A	N/A	N/A	N/A
Operating expenses:	11,343	16,949	32,358	85,081	108,654

Operating income (loss)	$(12,329)	$(18,074)	$(32,880)	$(88,013)	$(110,954)
Adjusted EBITDA	$(8,811)	$(12,265)	$(23,837)	$(51,345)	$(81,515)
Total
Net revenue	$97,817	$86,432	$145,502	$401,733	$562,264
Cost of revenue	35,705	30,710	56,821	144,723	222,142

Gross profit	62,112	55,722	88,681	257,010	340,122
Gross margin	63%	64%	61%	64%	60%
Operating expenses:	56,133	59,872	110,231	291,537	577,360

Operating income (loss)	$5,979	$(4,150)	$(21,550)	$(34,527)	$(237,238)
Adjusted EBITDA	$13,273	$5,700	$8,525	$25,302	$36,489

RealNetworks, Inc. and Subsidiaries

Reconciliation of segment operating income (loss) to adjusted EBITDA by reporting segment

(Unaudited)

	2010		2009	2010	2009
	Q4	Q3	Q4	YTD	YTD
	(in thousands)
Core Products
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$12,500	$9,868	$20,257	$42,895	$13,089
Acquisitions related intangible asset amortization	705	1,059	1,424	3,991	5,475
Depreciation and amortization	2,318	2,382	2,651	9,420	10,840
Impairment of goodwill	—	—	—	—	50,531

Adjusted EBITDA	$15,523	$13,309	$24,332	$56,306	$79,935
Emerging Products
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$4,020	$1,643	$2,483	$6,585	$(34,888)
Acquisitions related intangible asset amortization	—	—	—	—	—
Depreciation and amortization	89	128	96	572	815
Impairment of goodwill	—	—	—	—	46,776

Adjusted EBITDA	$4,109	$1,771	$2,579	$7,157	$12,703
Games
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$1,788	$2,413	$(910)	$4,048	$(37,946)
Acquisitions related intangible asset amortization	263	126	95	510	408
Depreciation and amortization	401	346	1,878	4,412	4,063
Impairment of goodwill	—	—	—	—	41,247

Adjusted EBITDA	$2,452	$2,885	$1,063	$8,970	$7,772
Music
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$—	$—	$(10,500)	$(42)	$(66,539)
Net income (loss) attributable to noncontrolling interest in Rhapsody	—	—	8,397	2,910	26,265
Acquisitions related intangible asset amortization (A)	—	—	278	58	1,115
Depreciation and amortization (A)	—	—	636	690	2,854
Pro forma gain on sale of interest in Rhapsody America	—	—	5,577	598	16,870
Impairment of goodwill	—	—	—	—	37,029

Adjusted EBITDA	$—	$—	$4,388	$4,214	$17,594
Corporate
Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$(12,329)	$(18,074)	$(32,880)	$(88,013)	$(110,954)
Other income (expense), net	144	(206)	(312)	1,031	(794)
Depreciation and amortization	577	1,033	1,094	3,677	4,756
Restructuring and other charges	874	1,080	2,346	12,361	4,017
Stock-based compensation	1,923	3,588	5,915	12,203	21,460
Loss on excess office facilities	—	314	—	7,396	—

Adjusted EBITDA	$(8,811)	$(12,265)	$(23,837)	$(51,345)	$(81,515)
Total
Reconciliation of GAAP operating income (loss) to adjusted EBITDA:
Operating income (loss)	$5,979	$(4,150)	$(21,550)	$(34,527)	$(237,238)
Net income (loss) attributable to noncontrolling interest in Rhapsody	—	—	8,397	2,910	26,265
Other income (expense), net	144	(206)	(312)	1,031	(794)
Acquisitions related intangible asset amortization (A)	968	1,185	1,797	4,559	6,998
Depreciation and amortization (A)	3,385	3,889	6,355	18,771	23,328
Impairment of goodwill	—	—	—	—	175,583
Loss on excess office facilities	—	314	—	7,396	—
Pro forma gain on sale of interest in Rhapsody America	—	—	5,577	598	16,870
Restructuring and other charges	874	1,080	2,346	12,361	4,017
Stock-based compensation	1,923	3,588	5,915	12,203	21,460

Adjusted EBITDA	$13,273	$5,700	$8,525	$25,302	$36,489

(A) Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries

Earnings Per Share Reconciliation

(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
	(in thousands, except per share data)
Net income (loss) attributable to common shareholders	$1,194	$(17,819)	$3,038	$(216,764)
Less accretion of MTVN’s preferred return in Rhapsody	—	(925)	3,700	(3,700)

Net income (loss) available to common shareholders	$1,194	$(18,744)	$6,738	$(220,464)

Shares used to compute basic net income (loss) per share available to common shareholders	135,853	134,844	135,577	134,612
Dilutive potential common shares:
Stock options and restricted stock	280	—	476	—

Shares used to compute diluted net income (loss) per share available to common shareholders	136,133	134,844	136,053	134,612

Basic net income (loss) per share available to common shareholders	$0.01	$(0.14)	$0.05	$(1.64)
Diluted net income (loss) per share available to common shareholders	$0.01	$(0.14)	$0.05	$(1.64)